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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                  Mail.com, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


               Delaware                                  13-3787073
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State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


  11 Broadway, 6th Floor, New York, New York                10004
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(Address of Principal Executive Offices)                 (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /
                                                    --

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/
                                                    --

         Securities Act registration statement file number to which this form relates: 333-74353.


         Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                      Name of Each Exchange on Which
       to be Registered                         Each Class is to be Registered
       ----------------                         ------------------------------
                                     None.

         Securities to be registered pursuant to Section 12(g) of the Act:

       Title of Each Class                      Name of Each Exchange on Which
        to be Registered                        Each Class is to be Registered
        ----------------                        ------------------------------
  Class A common stock, $0.01 par value           Nasdaq National Market




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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           The description of the Class A common stock, $.01 par value, of Mail.com under the caption "Description of Capital Stock" contained in Mail.com's Registration Statement on Form S-1, File No.333-74353 (the "Form S-1"), as filed with the Securities and Exchange Commission on March 12, 1999, as amended, is hereby incorporated by reference.

ITEM 2.    EXHIBITS.


Exhibit No.         Description
-----------         -----------


1.1 Specimen certificate for shares of Mail.com's Class A common stock, $.01 par value, incorporated by reference to
                    Exhibit 4.1 of the Form S-1


2.1 Amended and Restated Certificate of Incorporation of Mail.com, incorporated by reference to Exhibit 3.1 of the Form S-1


2.2 Amended and Restated Bylaws of Mail.com, incorporated by reference to Exhibit 3.2 of the Form S-1


2.3 Waiver, Consent and Amendment to Class A Preferred Stock Purchase Agreement and Investors' Rights Agreement, dated July 31, 1998, incorporated by reference to Exhibit 10.26 of the Form S-1


2.4 Accession Agreement among Mail.com and Primus Capital Fund IV Limited Partnership and the Primus Executive Fund Limited Partnership dated August 31, 1998, incorporated by reference to Exhibit 10.27 of the Form S-1


2.5 Letter Agreement among Gerald Gorman, Primus Capital Fund Limited Partnership and the Primus Executive Fund Limited Partnership dated August 31, 1998, incorporated by reference to Exhibit 10.28 of the Form S-1


2.6 Class E Preferred Stock Investors' Rights Agreement dated March 10, 1999, incorporated by reference to Exhibit 10.29 of the Form S-1


2.7 Observer Rights Agreement among the Company, Primus, et. al, and Sycamore Ventures dated August 31, 1998, incorporated by reference to Exhibit 10.30 of the Form S-1


2.8 Investors' Rights Agreement between NBC Multimedia, Inc., CNET, Inc. and Mail.com, Inc. dated March 1, 1999, incorporated by reference to Exhibit 10.31 of the Form S-1


2.9 Lycos Terms Sheet Agreement dated October 8, 1997 and the Amendments thereto, incorporated by reference to
                    Exhibit 10.32 of the Form S-1


2.10 CNET Warrants dated March 1, 1999, incorporated by reference to Exhibit 10.33 of the Form S-1

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2.11                NBC Multimedia Warrants dated March 1, 1999, incorporated by reference to Exhibit 10.34 of the Form S-1


2.12 Letter Agreement between CNET, Inc., Snap Internet Portal Service, NBC Multimedia, Inc. and Mail.com, Inc. dated as of June 16, 1998, incorporated by reference to Exhibit 10.37 of the Form S-1


2.13 Letter Agreement between CNET, Inc., Snap Internet Portal Service, NBC Multimedia, Inc. and Mail.com, Inc. dated as of February 8, 1999, incorporated by reference to Exhibit 10.38 of the Form S-1


2.14 AT&T Corp. Warrant dated May 26, 1999, incorporated by reference to Exhibit 10.42 of the Form S-1


2.15 Investor Rights Agreement between Mail.com, Inc. and AT&T Corp. dated May 26, 1999, incorporated by reference to
                    Exhibit 10.43 of the Form S-1


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         MAIL.COM, INC.
                                         (Registrant)


Dated:     June 15, 1999                 By: /s/  Gary Millin
                                         ---------------------------------
                                           Gary Millin
                                           President

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